                                                              Exhibit 1(e) (iii)



                                FORMS OF RIDERS

[CHUBB LIFEAMERICA LOGO APPEARS HERE]
--------------------------------------------------------------------------------
The Colonial Life Insurance Company of America
Home Office: Eight Sylvan Way, Parsippany, N.J. 07054
Service Center: One Granite Place, P.O. Box 2086, Concord, New Hampshire 03302
(800) 997-4499


                         GUARANTEED DEATH BENEFIT RIDER


Effective Date -

This Rider is part of the certificate to which it is attached. It takes effect on the Certificate Date of the certificate unless a later effective date is shown above. In this rider, "we", "us", or "our" means The Colonial Life Insurance Company of America; "you" means the Owner of the certificate; and "Insured" means the person named on Page 3 of the certificate.

Consideration - In return for the payment of the monthly deductions and receipt of any application for this rider, we will provide the benefit described in this rider.

Benefit - We guarantee that the death benefit of the certificate will be no less than the Specified Amount, regardless of the investment experience of the divisions within the Separate Account, provided that the cumulative minimum premium requirements have been satisfied.

This Rider has no loan value and no surrender value.

Cumulative Minimum Premium Requirement - On each monthly anniversary day, we will determine if the cumulative minimum premium requirement for this rider has been met. The cumulative minimum premium requirement is met provided that (a) is greater than or equal to (b), where:

(a) is the sum of all previous premium payments under the certificate less any certificate loans or withdrawals; and

(b) is the minimum premium requirement for this rider, as shown on Page 3 of the certificate, divided by twelve. multiplied by the number of completed certificate months.

If this requirement has been met, the certificate is guaranteed to remain in force during the next certificate month. If this requirement is not met, we will notify you of the premium payments required in order to continue benefits under this rider. A grace period of 61 days will be provided. If the necessary premiums are not received during this grace period, this rider will terminate without value.

Any increase in the Specified Amount will require an increase in the minimum premium. The cumulative minimum premium requirement will be the sum of the minimum premium requirements for the Initial Specified Amount and each respective increase to the Specified Amount. The portion of the minimum premium associated with any increase in the Specified Amount will be based on the attained age of the Insured as of the date of increase.

Monthly Deduction - The monthly deduction for this rider will be (a), multiplied by (b), divided by $1,000, where:

(a) is the Specified Amount of the certificate; and

(b)  is $0.01.

Termination - This Rider will cease as soon as one of the following occurs:

(1) The cumulative minimum premium requirement remains unsatisfied at the end of the Grace Period.

(2) The certificate is surrendered, exchanged, or lapsed.

(3) The Maturity Date of the certificate is attained.

(4) We receive a proper written request to terminate this rider.


         /S/ John F. Swope                  /s/ Frederick H. Condon
             ___________________                ___________________
                       President                          Secretary

P94-93N                                                              ##########

[CHUBB LIFEAMERICA LOGO APPEARS HERE]
--------------------------------------------------------------------------------
The Colonial Life Insurance Company of America
Home Office: Eight Sylvan Way, Parsippany, N.J. 07054
Service Center: One Granite Place, P.O. Box 2086, Concord, New Hampshire 03302
(800) 997-4499


                            JOINT AND LAST SURVIVOR
                        GUARANTEED DEATH BENEFIT RIDER


Effective Date -

This Rider is part of the certificate to which it is attached. It takes effect on the Certificate Date of the certificate unless a later effective date is shown above. In this rider, we, us, or "our" means The Colonial Life Insurance Company of America; "you" means the Owner of the certificate; and "Insureds" means the persons named on Page 3 of the certificate.

Consideration - In return for the payment of the monthly deductions and receipt of any application for this rider, we will provide the benefit described in this rider.

Benefit - We guarantee that the death benefit of the certificate will be no less than the Specified Amount, regardless of the investment experience of the divisions within the Separate Account, provided that the cumulative minimum premium requirements have been satisfied.

This Rider has no loan value and no surrender value.

Cumulative Minimum Premium Requirement - On each monthly anniversary day, we will determine if the cumulative minimum premium requirement for this rider has been met. The cumulative minimum premium requirement is met provided that (a) is greater than or equal to (b), where:

(a) is the sum of all previous premium payments under the certificate less any certificate loans or withdrawals; and

(b) is the minimum premium requirement for this rider, as shown on Page 3 of the certificate, divided by twelve, multiplied by the number of completed certificate months.

If this requirement has been met, the certificate is guaranteed to remain in force during the next certificate month. If this requirement is not met, we will notify you of the premium payments required in order to continue benefits under this rider. A grace period of 61 days will be provided. If the necessary premiums are not received during this grace period, this rider will terminate without value.

Any increase in the Specified Amount will require an increase in the minimum premium. The cumulative minimum premium requirement will be the sum of the minimum premium requirements for the Initial Specified Amount and each respective increase to the Specified Amount. The portion of the minimum premium associated with any increase in the Specified Amount will be based on the attained joint equal age of the Insureds as of the date of increase.

Monthly Deduction - The monthly deduction for this rider will be (a), multiplied by (b), divided by $1,000, where:

(a) is the Specified Amount of the certificate; and

(b)  is $0.01.

Termination - This Rider will cease as soon as one of the following occurs:


(1) The cumulative minimum premium requirement remains unsatisfied at the end of the Grace Period.

(2) The certificate is surrendered, exchanged, or lapsed.

(3) The Maturity Date of the certificate is attained.

(4) We receive a proper written request to terminate this rider.


         /S/ John F. Swope                  /s/ Frederick H. Condon
             ___________________                ___________________
                       President                          Secretary

P94-94N                                                               ##########

[CHUBB LIFEAMERICA LOGO APPEARS HERE]
--------------------------------------------------------------------------------
The Colonial Life Insurance Company of America
Home Office: Eight Sylvan Way, Parsippany, N.J. 07054
Service Center: One Granite Place, P.O. Box 2086, Concord, New Hampshire 03302
(800) 997-4499

                           JOINT AND LAST SURVIVOR
                       CERTIFICATE EXCHANGE OPTION RIDER

Effective Date -

This Rider is part of the certificate to which it is attached. It takes effect on the Certificate Date of the certificate unless a later effective date is shown above. In this rider, "we", "us", or "our" means The Colonial Life Insurance Company of America; "you" means the Owner of the certificate; and "Insureds" means the persons named on Page 3 of the certificate.

Consideration - In receipt of any application for this rider, we will provide the benefit described in this rider.

Benefit - We will exchange the certificate for two individual certificates, one on the life of each of the Insureds, subject to the conditions stated in this rider.

Exchange Option Events - This option may be exercised only if one of the following events occurs:

(1) A final divorce decree on the Insureds' marriage must be in effect for at least 180 days but not more than one year, before an exchange takes place.

(2) The Federal Tax Law is changed, resulting in:

    (a) the repeal of the unlimited marital deduction provision; or

    (b) a reduction of at least 50% in the maximum federal estate tax bracket.

This option may be exercised on or within 180 days after:

(1) A final divorce decree on the Insureds' marriage has been in effect for 180 days; or

(2) The effective date of the Federal Tax Law change as described above.

    In addition, the Conditions for Exchange listed below must be met.

Conditions for Exchange -

(1) The certificate and this rider must be in force and not within the Grace Period.

(2) The Owner of each new certificate must have an insurable interest in the Insured's life.

(3) The Owner for each new certificate and the Insured must sign the application for the new certificate.

(4) Your written request satisfactory to us must be received at the Home
    Office on or within 180 days after the date an exchange option event occurs.

(5) Evidence of the exchange option event satisfactory to us must be received at the Home Office on or within 180 days after the date an exchange option event occurs.

(6) This certificate must be returned to us before the exchange date.

(7) This certificate, including any attached riders, will terminate on the day before the exchange date. This date is the termination date.

(8) Both of the Insureds under this certificate must be living on the exchange date.

(9) Any assignee must agree in writing to the exchange.

New Certificates -

(1) Each new certificate will be for one half of this certificate's Specified Amount.

(2) The exchange date will  be this certificate's Monthly Anniversary Day
    following receipt of your request for exchange.   The Issue Date and
    Certificate Date for each new certificate will be the exchange date.

(3) Each new certificate will be a whole life plan being issued by us on the Certificate Date of the new certificate.

(4) Premiums for each new certificate will be based on our published rates on the Certificate Date of the new certificate. The premiums will depend on each new certificate's plan, initial specified amount, rating class, and the Insured's attained age.

(5) The rating class for each new certificate will be the individual rating class assigned to each Insured when this certificate was underwritten.

(6) Each new certificate will be subject to one half the amount of any outstanding loans on this certificate. However, the outstanding loans on a new certificate cannot exceed its loan value.

(7) The time periods in the Suicide and Incontestability provisions of each new certificate will be measured from the Issue Date of this certificate.

(8) Each new certificate will be subject to any existing assignment of this certificate.

Additional benefit riders will be available with each new certificate only with our consent. Evidence of insurability at the Insured's attained age will be required if additional benefit riders are requested. All riders on each new certificate will be subject to our rules on the Certificate Date of the new certificate.

Exchange Values - One half of the Accumulation Value of this certificate will be allocated to each new certificate on the exchange date. This Rider has no cash or loan value.

Termination - This Rider will cease as soon as one of the following occurs:

(1) One of the Insureds under this certificate dies.

(2) This certificate is surrendered, exchanged, or lapsed.

(3) We receive a proper written request to terminate this Rider.



         /S/ John F. Swope                  /s/ Frederick H. Condon
             ___________________                ___________________
                       President                          Secretary

Form xxxxx                                                           ##########

[CHUBB LIFEAMERICA LOGO APPEARS HERE]
--------------------------------------------------------------------------------
The Colonial Life Insurance Company of America
Home Office: Eight Sylvan Way, Parsippany, N.J. 07054
Service Center: One Granite Place, P.O. Box 2086, Concord, New Hampshire 03302
(800) 997-4499

                       AUTOMATIC INCREASE RIDER

Effective Date -

This Rider is part of the certificate to which it is attached. It takes effect on the Certificate Date of the certificate unless a later effective date is shown above. In this rider, "we", "us", or "our" means The Colonial Life Insurance Company of America; "you" means the Owner of the certificate; and "Insured" means the person named on Page 3 of the certificate.

Consideration - In return for the payment of the monthly deductions and receipt of any application for this rider, we will provide the benefit described in this rider.

Benefit - We will increase the Specified Amount of the certificate on the first day of each new certificate year by an amount equal to a percentage of the Specified Amount for the past certificate year.

Increase Percentage Factor - The increase percentage factor has been selected by you and is shown on Page 3 of the certificate.

Expiry Date - The Expiry Date of this rider is shown on Page 3.

Monthly Deduction - The monthly deduction for this rider will be (a), multiplied by (b), divided by $1,000, where:

      (a) is the monthly rate for this rider, based on the age at issue, shown on Page 3 of the certificate; and

      (b) is the certificate's Specified Amount.

Maximum Amount of Increase - The maximum amount of all increases from the operation of this rider will be equal to the smaller of (a) or (b), where:

      (a) is three (3) times the sum of the Initial Specified Amount of the certificate; and

      (b) is $10,000,000.

Termination - This Rider will cease as soon as one of the following occurs:

(1) The monthly deduction for this rider remains unpaid at the end of the Grace Period.

(2) The certificate is surrendered, exchanged, or lapsed.

(3) The maturity date of the certificate is attained.

(4) We receive a proper written request to terminate this Rider.

(5) The amount of any increase in the Specified Amount of the certificate as a result of the operation of this rider is less than $10,000.

(6) The maximum amount of increases permitted under this rider has been attained.

(7) The Expiry Date for this Rider shown on Page 3 is attained.


         /S/ John F. Swope                  /s/ Frederick H. Condon
             ___________________                ___________________
                       President                          Secretary

[CHUBB LIFEAMERICA LOGO APPEARS HERE]
--------------------------------------------------------------------------------
The Colonial Life Insurance Company of America
Home Office: Eight Sylvan Way, Parsippany, N.J. 07054
Service Center: One Granite Place, P.O. Box 2086, Concord, New Hampshire 03302
(800) 997-4499

                           JOINT AND LAST SURVIVOR
                           AUTOMATIC INCREASE RIDER

Effective Date -

This Rider is part of the certificate to which it is attached. It takes effect on the Certificate Date of the certificate unless a later effective date is shown above. In this rider, "we", "us", or "our" means The Colonial Life Insurance Company of America; "you" means the Owner of the certificate; and "Insureds" means the persons named on Page 3 of the certificate.

Consideration - In return for the payment of the monthly deductions and receipt of any application for this rider, we will provide the benefit described in this rider.

Benefit - We will increase the Specified Amount of the certificate on the first day of each new certificate year by an amount equal to a percentage of the Specified Amount for the past certificate year.

Increase Percentage Factor - The increase percentage factor has been selected by you and is shown on Page 3 of the certificate.

Expiry Date - The Expiry Date of this rider is shown on Page 3.

Monthly Deduction - The monthly deduction for this rider will be (a), multiplied by (b), divided by $1,000, where:

      (a) is the monthly rate for this rider, based on the joint equal age at issue shown on Page 3 of the certificate; and

      (b) is the certificate's Specified Amount.

Maximum Amount of Increase - The maximum amount of all increases from the operation of this rider will be equal to the smaller of (a) or (b), where:

      (a) is three (3) times the sum of the Initial Specified Amount of the certificate; and

      (b) is $10,000,000.

Termination - This Rider will cease as soon as one of the following occurs:

(1) The monthly deduction for this rider remains unpaid at the end of the Grace Period.

(2) The certificate is surrendered, exchanged, or lapsed.

(3) The maturity date of the certificate is attained.

(4) We receive a proper written request to terminate this Rider.

(5) The amount of any increase in the Specified Amount of the certificate as a result of the operation of this rider is less than $10,000.

(6) The maximum amount of increases permitted under this rider has been attained.

(7) The Expiry Date for this Rider shown on Page 3 is attained.


         /S/ John F. Swope                  /s/ Frederick H. Condon
             ___________________                ___________________
                       President                          Secretary


                                                                  ##########